                         Notice of Guaranteed Delivery
                                      for
                            Shares of Common Stock
                                      of
                       Southern Pacific Rail Corporation
                   (Not To Be Used For Signature Guarantees)

          As set forth in the Form of Election/Letter of Transmittal, this form, or one substantially equivalent hereto, must be used to effectuate an Election if certificates for shares of the common stock, par value $.001 per share ("SP Common Stock" or the "Shares"), of Southern Pacific Rail Corporation, a Delaware corporation ("SP"), are not immediately available or if the procedure for book-entry transfer cannot be complet-ed on a timely basis or time will not permit certificates representing Shares covered by the Form of Election/Letter of Transmittal to reach the Exchange Agent on or prior to the Election Date (as defined in the Form of Election/Letter of Transmittal). Such form must be delivered (the method of delivery is at the option and risk of the stockholder) to Citibank, N.A. (the "Exchange Agent"). See the Instructions to the
     Form of Election/Letter of Transmittal.


                     The Exchange Agent is:

                         Citibank, N.A.

      By Mail:             By Overnight Delivery:               By Hand:

   Citibank, N.A.              Citibank, N.A.                Citibank, N.A.
  c/o Citicorp Data          c/o Citicorp Data          Corporate Trust Window
 Distribution, Inc.          Distribution, Inc.       111 Wall Street, 5th Floor
    P.O. Box 1429             404 Sette Drive             New York, New York
Paramus, New Jersey 07653   Paramus, New Jersey 07652


                   By Facsimile Transmission:

                   (For Eligible Institutions Only)
                         (201) 262-3240


                      Confirm by Telephone:
                         (800) 422-2066


                         -----------------



     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


     This form is not to be used to guarantee signatures. If a signature on the Form of Election/Letter of Transmittal is required to be guaranteed by an "Eligible Institution" as defined under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Form of Election/Letter of Transmittal.


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                             GUARANTEE OF DELIVERY
(TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED WITH THE FORM OF
                        ELECTION/LETTER OF TRANSMITTAL)

A FORM OF ELECTION/LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND SIGNED, MUST BE SUBMITTED ALONG WITH THIS GUARANTEE OF DELIVERY IN ORDER TO MAKE AN EFFECTIVE ELECTION. SUBMISSION OF THIS GUARANTEE OF DELIVERY ALONE, WITHOUT A PROPERLY COMPLETED AND SIGNED FORM OF ELECTION/LETTER OF TRANSMITTAL, DOES NOT CONSTITUTE AN EFFECTIVE ELECTION AND WILL NOT PRESERVE THE HOLDER'S RIGHT TO MAKE AN ELECTION.


The undersigned is a member of a national securities exchange; or a member of the National Association of Securities Dealers, Inc.; or otherwise is an Eligible Institution; and guarantees to deliver to the Exchange Agent the certificates for Shares of SP Common Stock to which the Form of Election/Let-ter of Transmittal relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of SP, no later than 5:00 P.M., New York City time, prior to the fifth NYSE trading day after the Election Deadline.


         ------------------------------------------------------------
                              (Firm-Please Print)


         ------------------------------------------------------------
                            (Authorized Signature)

         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------
                                   (Address)

         ------------------------------------------------------------
                       (Area Code and Telephone Number)

SP's common stockholders who are Eligible Institutions and who cannot deliver the certificates for their SP Common Stock to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for book-entry transfer on a timely basis and who wish to make an Election (as defined in the Form of Election/Letter of Transmittal) may guarantee the delivery of their shares of SP Common Stock pursuant to the guaranteed delivery procedure. Delivery of the Form of Election/Letter of Transmittal to a Book-Entry Transfer Facility (as defined in the Form of Election/Letter of Transmittal) does not constitute delivery to the Exchange Agent.


/ / CHECK HERE IF SHARES OF SP COMMON STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO AN ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH ONE OF THE BOOK-ENTRY TRANSFER FACILITIES AND COMPLETE THE FOLLOWING:


Name of Electing Institution:
                             --------------------------------------------------


Check Box of Applicable Book-Entry Transfer Facility:

The Depository Trust Company            / /
Philadelphia Depository Trust Company   / /
Midwest Securities Trust Company        / /

Account Number:
               -----------------------------------------------------------------

Transaction Code Number:
                        --------------------------------------------------------


NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.  SHARE CERTIFICATES SHOULD
      ONLY BE SENT WITH YOUR FORM OF ELECTION/LETTER OF TRANSMITTAL.

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